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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
              the Securities and Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported):
                         October 25, 1996



                     FORWARD INDUSTRIES, INC.
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      (Exact Name of Registrant as Specified in its Charter)

        New York                   0-6669                 13-1950672
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     (State or other          (Commission File          (IRS Employer
     jurisdiction of               Number)              Identification
      incorporation)                                          No.)

                            275 Hempstead Turnpike
                        West Hempstead, New York 11552
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                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                           area code: (516) 564-1100



                                Not Applicable
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                (Former Address, if changed since last report)







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Item 5.    Other Events

      Reference is made to Part 2 ("Management's Discussion and Analysis") of the Quarterly Report on Form 10-QSB of Forward Industries, Inc. (the "Company") for the quarterly period ended March 31, 1996 in which the Company indicated that, on February 14, 1996, it had issued its thirteen month note in the principal amount of $250,000 (the "Note") convertible into restricted shares of Common Stock at a conversion rate of $1.00 per share. The Note, as amended, was further modified on October 19, 1996 to reduce the conversion rate to $.50 per share. Further reference is made to Item 5 of the Company's Current Report on Form 8-K dated October 14, 1996 in which the Company indicated that on October 25, 1996, the holder thereof, Cliveden Capital Offshore Fund, Ltd. ("Cliveden") converted the Note into 500,000 shares of Common Stock. The Company and Cliveden have subsequently agreed to rescind such issuance and to issue instead 200,000 shares of Common Stock representing a conversion of only 40% of the principal amount of the Note, effective as of October 25, 1996.

Item 7.    Financial Statements, Pro Forma
           Financial Information and Exhibits

      (a)  Financial statements of business acquired:  Not applicable

      (b)  Pro forma financial information:  Not applicable

      (c)  Exhibits:  None


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 1996
                               FORWARD INDUSTRIES, INC.

                               By: /s/ Theodore H. Schiffman
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                                   Theodore H. Schiffman
                                   Chairman and Chief Executive Officer


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